Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Third Quarter 2023 Results;
Declares Regular Quarterly Dividend of $0.28 per Share

Company to Host Conference Call on Thursday, October 26, 2023, at 11:00 a.m. Eastern Daylight Time

Henderson, Nevada - October 25, 2023 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its third quarter ended September 30, 2023.

Financial Highlights:
(All comparisons vs. the third quarter of 2022, unless noted otherwise).
•Net income of $14.0 million or $0.54 per share versus $19.1 million or $0.70 per share;
•Adjusted net income of $17.7 million or $0.68 per share versus $15.5 million or $0.56 per share, an increase of 21% per share;
•Gross premiums written of $196.2 million versus $188.6 million, an increase of 4%;
•Net premiums earned of $184.6 million versus $178.7 million, an increase of 3%;
•Net investment income of $25.9 million versus $23.7 million, an increase of 9%;
•Net investment losses reflected on the income statement of $7.1 million versus net gains of $1.9 million;
•Ending policies in-force of 126,120, up 5%; and
•Returned $21.7 million to stockholders through a combination of stock repurchases and regular quarterly dividends.
Management Commentary
Chief Executive Officer Katherine Antonello commented: “Our third quarter results are a testament to the transformational changes we are making at Employers. Wage increases, a continued strong labor market for our target businesses and our disciplined appetite expansion each contributed to higher new and renewal premiums. As a result, we ended the quarter with more than 126,000 policies in-force, a record level representing increases in each of the last thirteen consecutive quarters.
We have maintained our current accident year loss and LAE ratio on voluntary business throughout the year at 63.3%, below the 64.0% we maintained throughout 2022. As was the case in the third quarter of 2022, we did not recognize any prior year loss reserve development this quarter because: (i) a full actuarial study was not performed; and (ii) the amount of indicated net prior year loss reserve development was consistent with our expectations. We will evaluate our prior year reserves in more detail at year-end when we routinely perform a full reserve study.
Our total underwriting expenses (consisting of our commissions, underwriting and general and administrative expenses) of $70.2 million this quarter were up $3.0 million, or 4% from a year ago. The increase was largely driven by an increase in our variable expenses (those that fluctuate with our premium volume) and higher 2023 agency incentive accruals, which are specific to individual contracts and vary with agency growth and profitability. We remain confident that we can further reduce our total underwriting expenses, as a percentage of our earned premiums, in 2024.
We continue to actively return capital to our stockholders. Our capital management efforts this quarter consisted of $14.4 million of share repurchases and $7.3 million of regular quarterly dividends, and our efforts year-to-date consisted of $61.6 million of share repurchases and $22.0 million of regular quarterly dividends. These actions reflect our strong balance sheet, abundant underwriting capital and confidence in the Company’s future operations.”

Summary of Third Quarter 2023 Results
(All comparisons vs. the third quarter of 2022, unless noted otherwise).
Gross premiums written were $196.2 million, an increase of 4%. The increase was primarily due to higher new and renewal business writings. Net premiums earned were $184.6 million, an increase of 3%.
Losses and loss adjustment expenses were $114.9 million, an increase of 2%. The increase was primarily due to higher earned premiums.
Commission expenses were $26.7 million versus $25.3 million, an increase of 6%. The increase was primarily due to higher earned premiums and higher 2023 agency incentive accruals.
Underwriting and general and administrative expenses were $43.5 million, an increase of 4%. The increase was primarily due to higher: (i) payroll-related expenses; and (ii) policyholder dividends and bad debt expenses, with each resulting from the increase in earned premiums.
Net investment income was $25.9 million, an increase of 9%. The increase was due to higher bond yields, partially offset by lower invested balances of fixed maturity securities and short-term investments, as measured by amortized cost.
Net realized and unrealized gains (losses) on investments reflected on the income statement were $(7.1) million versus $1.9 million.
Income tax expense was $3.4 million (19.5% effective rate) versus $4.7 million (19.7% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share including the deferred gain of $39.63 increased by 4.6% during the first nine months of 2023, computed after taking into account dividends declared. This measure was unfavorably impacted by $20.0 million of after tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and was favorably impacted by $11.0 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company’s adjusted book value per share of $45.72 increased by 6.3% during the first nine months of 2023, computed after taking into account dividends declared. This measure was favorably impacted by the net after tax unrealized gains arising from equity securities and other investments previously described.
Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. the third quarter of 2022, unless noted otherwise).
Employers Segment
Our Employers segment reported net income before income taxes of $20.8 million versus $26.1 million.
Highlights include the following:
–Earned premium of $182.7 million versus $177.9 million;
–Underwriting income of $4.1 million versus $3.2 million;
–Combined ratio of 97.8% versus 98.3%;
–Calendar year loss and LAE ratio of 63.2% versus 64.0%;
–Commission expense ratio of 14.6% versus 14.2%;
–Underwriting expense ratio of 20.0% versus 20.1%;
–Net investment income of $23.4 million versus $21.4 million; and
–Net realized and unrealized gains (losses) on investments reflected on the income statement of $(5.9) million versus $2.4 million.
Cerity Segment
Our Cerity segment reported a net loss before income taxes of $1.9 million versus $2.4 million.
Highlights include the following:
–Earned premium of $1.9 million versus $0.8 million;
–Underwriting loss of $3.1 million versus $3.3 million;
–Net investment income of $1.6 million versus $1.2 million; and
–Net realized and unrealized losses on investments reflected on the income statement of $0.4 million versus $0.3 million.

Corporate and Other
Corporate and Other activities reported net income (loss) before income taxes of $(1.5) million versus $0.1 million.
Highlights include the following:
–LPT amortization of $1.9 million, which served to reduce losses and LAE, versus $2.1 million;
–General and administrative expenses of $3.4 million versus $2.8 million.
–Net investment income of $0.9 million versus $1.1 million; and
–Net realized and unrealized losses on investments reflected on the income statement of $0.8 million versus $0.2 million.
Fourth Quarter 2023 Dividend Declaration
Today the Board of Directors declared a regular quarterly dividend of $0.28 per share. The dividend is payable on November 22, 2023 to stockholders of record as of November 8, 2023.
Stock Repurchases
During the third quarter of 2023, the Company repurchased 367,209 shares of its common stock at an average price of $38.95 per share. The Company currently has a remaining share repurchase authorization of $36.4 million.
Earnings Conference Call and Webcast
The Company will review these financial results via a conference call and webcast on Thursday, October 26, 2023, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.
To participate in the live conference call by telephone, dial 1-877-423-9820 or 1-201-493-6749.
A live audio-only broadcast will be accessible via webcast in the Investors section of the Company’s website at www.employers.com. An archived version of the webcast will also be accessible on the Company’s website following the live call.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.
Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including the evolving nature of the COVID-19 pandemic, current levels of inflation, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com
Investor relations contact:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com